SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 10, 2003

THE TALBOTS, INC. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12552 (Commission File Number)	41-1111318 (I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts (Address of Principal Executive Offices)	02043 (Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release of The Talbots, Inc., dated July 10, 2003 and “message points” for a pre-recorded June 2003 sales call on July 10, 2003.

Items 9 and 12.

        Attached and incorporated herein by reference and being furnished hereby as Exhibit 99.1 is a copy of a press release of The Talbots, Inc. (“Talbots”) dated July 10, 2003, reporting Talbots June 2003 sales results, and related “message points” to be read in a pre-recorded June 2003 sales call to be available at approximately 9 a.m. on July 10, 2003. The “message points” will also be available under “Financial Highlights” in the “Investor Relations” section of Talbots website, www.talbots.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2003	THE TALBOTS, INC. By: CAROL GORDON STONE —————————————— Name: Carol Gordon Stone Title: Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of The Talbots, Inc., dated July 10, 2003 and "message points" for a pre-recorded June 2003 sales call on July 10, 2003.